UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302, 6 Butler Street Camberwell, VIC, 3124 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 61 03 9882 6723

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

Effective January 22, 2018, Propanc Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Power Up Lending Group Ltd. (“Power Up”), pursuant to which Power Up purchased a convertible promissory note (the “Note”) from the Company in the aggregate principal amount of $153,000.00, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Power Up. The transactions contemplated by the Purchase Agreement closed on January 25, 2018.

The maturity date of the Note is January 22, 2019 (the “Maturity Date”). The Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to Power Up in shares of common stock, but shall not be payable until the Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment, as described below.

Additionally, Power Up has the option to convert all or any amount of the principal face amount of the Note, starting on July 21, 2018 and ending on the later of the Maturity Date and the date the Default Amount, hereinafter defined, is paid if an event of default occurs, for shares of the Company’s common stock at the then-applicable conversion price.

The conversion price for the Note shall be $0.065, subject to certain Market Price (as defined below) adjustment. If the Market Price is greater than or equal to $0.10, the conversion price shall be the greater of 65% of the Market Price (“Variable Conversion Price”) and $0.065. In the event Market Price is less than $0.10, the conversion price shall be the Variable Conversion Price. As defined in the Note, the “Market Price” shall be the average of the lowest three closing bid prices during the ten day trading period prior to and including the day the Company receives a notice of conversion from Power Up on the electronic quotation system or applicable principal securities exchange or trading market or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” during the ten prior trading days, including the day upon which the Company receives a notice of conversion from Power Up. Notwithstanding the foregoing, Power Up shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by Power Up and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

The Note may be prepaid until 180 days from the issuance date. If the Note is prepaid within 30 days of the issuance date, then the prepayment premium shall be 112% of the face amount plus any accrued interest; if the Note is prepaid after 31 days from the issuance date, but less than 60 days from the issuance date, then the prepayment premium shall be 117% of the face amount plus any accrued interest; if the Note is prepaid after 61 days from the issuance date, but less than 90 days from the issuance date, then the prepayment premium shall be 122% of the face amount plus any accrued interest; if the Note is prepaid after 91 days from the issuance date, but less than 120 days from the issuance date, then the prepayment premium shall be 127% of the face amount plus any accrued interest; if the Note is prepaid after 121 days from the issuance date, but less than 150 days from the issuance date, then the prepayment premium shall be 132% of the face amount plus any accrued interest; and if the Note is prepaid after 151 days from the issuance date, but prior to 180 days from the issuance date, then the prepayment premium shall be 137% of the face amount plus any accrued interest.

So long as the Note is outstanding, the Company covenants not to sell, lease or otherwise dispose of all or substantially all of its assets outside the ordinary course of business without prior written consent from Power Up. Upon a transfer of all or substantially all of the assets of the Company, or certain reorganization, merger or consolidation events, Power Up may, at its option, require the Company to pay the Default Amount, hereinafter defined.

Pursuant to the terms of the Purchase Agreement, the Company covenants to pay or reimburse Power Up’s fees and expenses in the amount of $3,000.00.

Other than as described above, the Note contains certain events of default, including failure to timely issue shares upon receipt of a notice of conversion, as well as certain customary events of default, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the Note.

Additional events of default shall include, among others:

●	Failure to reserve at least five times the number of shares issuable upon full conversion of the Note;

●	The delisting of the Company’s common stock from any exchange or quotation system or if the Company fails to meet its required reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”);

●	The cessation of operations of the Company or if the Company admits that it is generally unable to pay its debts, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due; and

●	The restatement by the Company of any financial statements filed in its reports under the Exchange Act at any time after June 21, 2018 if the result of such restatement would constitute a material adverse effect on the rights of Power Up with respect to the Note and the Purchase Agreement.

Upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 22% per annum. In the event that the Company fails to deliver to Power Up shares of common stock issuable upon conversion of principal or interest under the Note within three business days of a notice of conversion by Power Up, the Company shall incur a penalty of $500, provided, however, that such fee shall not be due if the failure to deliver the shares is a result of a third party such as the transfer agent.

Upon the occurrence and during the continuation of certain events of default, the Note will become immediately due and payable and the Company will pay Power Up, in full satisfaction of its obligations in the Note, an amount equal to 150% of an amount equal to the then outstanding principal amount of the Note plus any interest accrued upon such event of default or prior events of default (the “Default Amount”).

Any shares to be issued pursuant to any conversion of the Note shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

The Company intends to use the proceeds from the Note for general working capital purposes.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Note, copies of which are filed as Exhibits 10.1 and 10.2 hereto.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.02	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2018, the Company filed a certificate of amendment (the “Amendment”) to its certificate of incorporation with the Secretary of State of the State of Delaware following notice of such Amendment given to the stockholders of the Company on January 3, 2018, who previously approved the Amendment. Pursuant to the Amendment, the number of authorized shares of the Company was increased from 101,500,005 to 401,500,005, consisting of (i) 400,000,000 shares of common stock, par value $0.001 per share, and (ii) 1,500,005 shares of preferred stock, par value $0.01 per share.

A copy of the Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01	Exhibits

(d)	Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Propanc Biopharma, Inc., dated as of January 23, 2018

10.1	Securities Purchase Agreement by and between Propanc Biopharma, Inc. and Power Up Lending Group Ltd.

10.2	8% Convertible Redeemable Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Propanc Biopharma, Inc.

Date: January 26, 2018	By:	/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer